                                                                  EXHIBIT 10.20

                                 SUBLEASE AGREEMENT


          1. PARTIES. This Sublease, dated March 18, 1999, is made between Perclose, Inc. ("Sublessor"), and Ventis, Inc. ("Sublessee").

          2. MASTER LEASE. Sublessor is the lessee under a written lease dated April 16, 1998, wherein Seaport Centre Associates, LLC ("Lessor") leased to Perclose ("Sublessor") the real property located in the City of Redwood City, County of San Mateo, State of California, described as two buildings, a 60,841 square foot building at 400 Saginaw and a 19,483 square foot building at 300 Saginaw ("Master Premises"). Said lease is herein collectively referred to as the "Master Lease" and is attached hereto as Exhibit "A."

          3. PREMISES. Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the portion of the Master Premises ("Premises") identified in Exhibit "B" attached hereto and comprising of approximately 12,908 square foot portion of 300 Saginaw, Redwood City, California.

          4. WARRANTY BY SUBLESSOR. Sublessor warrants and represents to Sublessee that Sublessor's knowledge the Master Lease has not been amended or modified, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

          5. TERM. The Term of this Sublease shall commence on April 1, 1999 ("Commencement Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on March 30, 2000 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention of cancellation of this Sublease. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall be of no further force or effect, and Sublessor shall have no further liability to Sublessee. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, it shall not advance the Termination Date and shall be subject to the provisions of this Sublease.

          6.   RENT.

6.1 Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at 400 Saginaw, Redwood City, California or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Two Dollars and 70/100 ($2.70) per square foot per month, in advance on the first day of each month of the Term. Sublessor and Sublessee agree that the Rent referenced in the previous sentence is a Full Service Rental Rate. This rate shall include the following: Base Rent, Additional Rent as indicated in Paragraph 3.2 of the Master Lease, Utilities for the Premises, and Janitorial Service not less than every other business day for the Premises. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of $27,000 as rent for the first month. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis.

          7. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution of this Sublease an amount equal to three (3) months rent $81,000 as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee so chooses, it shall have the right to issue and deliver a Letter of Credit to Sublessor pursuant to the terms of Paragraph 36 of the Master Lease, except that "$81,000" shall be substituted for "$1,000,000, "Sublessee" shall be substituted for "Tenant", "Sublessor" shall be substituted for "Landlord", and Paragraphs 36. (b) and
36. (c) shall be deleted.  Said Letter would replace the aforementioned
Security

Deposit, and would be subject to all the terms and conditions referenced in this paragraph." If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

          8. ASSIGNMENT AND SUBLETTING. Sublessee shall not assign this Sublease or further sublet all or part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

          9. OTHER PROVISIONS OF SUBLEASE. All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, EXCEPT for dollar amounts affecting prorata shares of the following: (1) premises, (2) term, (3) rent,
(4) security deposit, (5) tenant improvements and alterations. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

          10. OPTION TO RENEW: Provided Sublessee is not in default of any provision of the Sublease Agreement, Sublessee shall have an option to extend the Sublease Term for three (3) consecutive terms of three (3) months each ("Extended Terms") following the expiration of the initial Sublease Term. The first two (2) options shall be exercised at Sublessee's sole discretion. The third option shall be exercised upon mutual agreement by Sublessor and Sublessee. Such option shall be exercised by Sublessee giving written notice to Sublessor not less than 120 days prior to the end of the initial Sublease Term or the applicable Extended Term. All terms and conditions of the original Sublease Agreement shall prevail during the Extended Term. If Sublessee is in default on the date the Extended Term is to commence, the Extended Term shall not commence and the Sublease shall expire at the end of the initial Sublease Term. The rent for this Extended Term shall be at the same rate as in the initial Sublease Term.

          11. ATTORNEYS' FEES. If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

          12   NOTICES.

To Sublessor:       Perclose, Inc.
                    400 Saginaw Drive
                    Redwood City, CA 94063
                    Attention:  Chief Financial Officer

To Sublessee:       Ventis, Inc.
                    300 Saginaw Drive
                    Redwood City, CA 94063
                    Attention:  President/Warren Weiss


          13. CONSENT BY LESSOR. THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF.

          14. COMPLIANCE. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

          15. BROKERS. Sublessee and Sublessor acknowledge that the BT Commercial is acting as Sublessor's representative in this transaction, and Trammell Crow Company is acting as Sublessee's representative. Trammell Crow Company shall be paid a Commission equal to 2 1/2 % of the total NNN rent payable throughout the term of the Sublease. The monthly rent shall be calculated by multiplying the $1.95 NNN lease rate by the 12,908 Rentable Square Feet in the Premises. BT Commercial shall be paid a Commission per a separate agreement with Sublessor.

          16.  MISCELLANEOUS
15.1 Signage. Sublessee shall then have the right to install a sign, at Sublessee's sole cost and expense, on the monument.
15.2 Tenant Improvements. Sublessor shall carpet the two large tiled rooms as indicted in Exhibit "A" of our proposal, remove the racks hanging from the ceiling in the large tiled room, and add a ceiling in the one large room, and demise the space in a manner agreeable to both Sublessee and Sublessor.
Also, Sublessor shall cooperate fully with Sublessee on any other reasonable alterations that Sublessee shall require in the space.

 Sublessor:     PERCLOSE, INC.           Sublessee:        VENTIS, INC.
           -----------------------                 ---------------------------
 Signature:                              Signature:
           -----------------------                 ---------------------------
 Title:         PRESIDENT & CEO          Title:
       ---------------------------             -------------------------------
 By:            HANK PLAIN               By:
       ---------------------------          ----------------------------------
 Date:                                   Date:
      ----------------------------            --------------------------------

                             LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Lessor:
       ----------------------------

By:
   --------------------------------

Title:
      -----------------------------

By:
   --------------------------------

Title:
      -----------------------------

Date:
     ------------------------------

--------------------------------------------------------------------------------
CONSULT YOUR ADVISERS - This document has been prepared for approval by your attorney. No representation or recommendation is made by any party as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.
--------------------------------------------------------------------------------